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                                                                   Exhibit 10.69

                               OPERATING AGREEMENT
                                       OF
                 LAKES KEAN ARGOVITZ RESORTS-CALIFORNIA, L.L.C.


         This OPERATING AGREEMENT of LAKES KEAN ARGOVITZ RESORTS-CALIFORNIA, L.L.C. (the "Company") is made as of this 25th day of May, 1999 by Lakes
Jamul, Inc. ("LAJA") and Kean Argovitz Resorts-Jamul, L.L.C. ("KAR") and those other persons, if any, who from time to time become parties to or are otherwise bound by this Agreement as provided herein.

         WHEREAS, Lakes Gaming, Inc. ("LACO") and KAR have entered into a Letter Agreement of even date, a copy of which is attached hereto as Exhibit "A", (the "Letter Agreement") which sets forth the terms under which they propose to develop and operate a gaming Facility and related facilities for the Jamul Indian Village of Jamul, California (the "Tribe");

         WHEREAS, KAR is a party with the Tribe to a certain Development Agreement dated February 26, 1999, a copy of which is attached hereto as Exhibit B (the "Development Agreement");

         WHEREAS, KAR is a party with the Tribe to a certain Management Agreement dated February 26, 1999, a copy of which is attached hereto as Exhibit C (the "Tribe Management Agreement");

         WHEREAS, KAR has assigned its rights under the Development Agreement and the Management Agreement to the Company and the Company has assumed KAR's obligations under the Agreements (the "Assignment and Assumption Agreement") ;

         WHEREAS, the Company has entered into a management agreement with LAJA, a copy of which is attached as Exhibit D (the "LAJA Management Agreement"), pursuant to which LAJA will provide services on behalf of the Company as required under the Tribe Management Agreement;

         NOW THEREFORE, the parties hereto, desiring to form a limited liability company for the purposes set forth in this Agreement, hereby agree as follows:

                     ARTICLE 1: ORGANIZATION AND DEFINITIONS

         1.1 FORMATION AND NAME. The Members agree to the formation of a limited liability company under the name "Lakes Kean Argovitz Resorts-California L.L.C.," or any other name determined by the Company in accordance with governing law pursuant to the provisions of the Act and this Agreement, and have caused the Certificate of Formation to be prepared, executed


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and filed with the Secretary of State of the State of Delaware. The Company will develop and operate a gaming facility and certain related facilities.

1.2 INITIAL OWNERSHIP. Upon execution of this Operating Agreement, the Ownership Interests of the Company are as set forth below:




         MEMBER                                  OWNERSHIP INTEREST       INITIAL CONTRIBUTION
         ------                                  ------------------       --------------------

         Kean Argovitz Resorts-Jamul, L.L.C.            50%                       $500

         Lakes Jamul, Inc.                              50%                       $500


         The Ownership Interests may be adjusted from time to time in accordance with the provisions of this Agreement. If LACO pledges, guarantees, loans or otherwise materially encumbers its balance sheet in any way or makes a commitment in excess of $15 million dollars in furtherance of the Equity Advance for funding obligations to the Tribe under the Agreements, then the Ownership Interest shall be 40% to KAR and 60% to LACO. In the event that LACO does pledge, guarantee, loan or otherwise materially encumber is balance sheet in excess of $15 million dollars, it is agreed that KAR has the option to participate in this commitment of whatever nature and to share the obligation equally with LACO ("the Excess $15 million dollars Commitment"). If KAR chooses to exercise its option to participate in the excess $15 million dollars Commitment, and demonstrates to the reasonable satisfaction of LACO its ability to perform on the commitment, then KAR shall retain its 50% Ownership Interest in the Company. The Ownership Interests of the Members shall at all times be maintained on Appendix I hereto.

1.3 OFFICE AND AGENT: PRINCIPAL PLACE OF BUSINESS. The initial registered office of the Company in Delaware is located at 1209 Orange Street, Wilmington, Delaware 19801, and its initial registered agent at such address is CT Corporation. The Company may subsequently change its registered office or registered agent in Delaware in accordance with the Act. The initial principal place of business of the Company shall be at 130 Cheshire Lane, Minnetonka, Minnesota.

1.4 TERM. The Company begins on the date its Certificate of Formation is filed with the Delaware Secretary of State and shall continue in perpetuity, or such earlier date as a Dissolution may occur.

1.5 FOREIGN QUALIFICATION. After formation of the Company under the Act, the Company will apply for any required certificate of authority to do business in California or in any other state or jurisdiction where it conducts business, as appropriate.

1.6 DEFINITIONS. Terms used with initial capital letters will have the meanings specified in Appendix II applicable to both singular and plural forms, for all purposes of this Agreement.

                         ARTICLE 2: PURPOSES AND POWERS



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2.1   PRINCIPAL PURPOSE. The business and principal purpose of the Company is to develop, operate and manage certain facilities to be owned by the Jamul Indian Village of Jamul, California, and to engage in all activities related thereto, including, without limitation, the operation of casinos, restaurants, entertainment facilities, retail or commercial facilities and/or hotels.

2.2 POWERS. The Company has all of the powers granted to a limited liability company under the Act, as well as all powers necessary or convenient to achieve its purposes and to further its business.

                        ARTICLE 3: CAPITAL CONTRIBUTIONS

3.1 INITIAL CAPITAL OF THE COMPANY. The Members have made an initial Capital Contribution to the Company and have received the Initial Ownership Interests set forth in Section 1.2 above.

3.2 NO ADDITIONAL CAPITAL CONTRIBUTIONS. Except as may be separately agreed to in writing by a Member, no Member shall be required to make an additional Capital Contribution to the Company.

3.3 NO WITHDRAWAL. Except as specifically provided in this Agreement, no Member will be entitled to withdraw all or any part of such Member's capital from the Company or, when such withdrawal of capital is permitted, to demand a distribution of property other than cash.

3.4 NO INTEREST ON CAPITAL. Except as provided in the Letter Agreement with respect to the Equity Advance, no Member will be entitled to receive interest on such Member's Capital Contribution or Capital Account.

3.5 LOANS BY MEMBERS. Subject to the provisions of the Letter Agreement, the Company may borrow money from any Member or Affiliate for Company purposes on such terms as the Company and such Member or Affiliate may agree; provided that, such terms may not be less favorable to the Company than the terms available from an unrelated lender dealing at arms'-length (including a reasonable financing fee). Except as otherwise provided in the Letter Agreement, any such advance or loan will be treated as indebtedness of the Company, and will not be treated as a Capital Contribution by a Member.

3.6 CAPITAL ACCOUNTS. A Capital Account will be maintained for each Member and credited, charged and otherwise adjusted in accordance with generally accepted accounting principles consistently applied. Each Member's Capital Account will be:

      (a) Credited with (i) the Capital Contributions (net of liabilities secured by such property that the Company takes subject to or assumes), (ii) the Member's allocable share of Profits and (iii) all other items properly credited to the Member's Capital Account; and



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      (b)   Charged with (i) the amount of cash distributed to the Member by the Company, (ii) the Fair Market Value of property distributed to the Member by the Company (net of liabilities secured by such property that the Member takes subject to or assumes), (iii) the Member's allocable share of Losses and (iv) all other items properly charged to the Member's Capital Account.

      Any unrealized appreciation or depreciation with respect to any asset distributed in kind will be allocated among the Members in accordance with the provisions of Article 5 as though such asset had been sold for its Fair Market Value on the date of Distribution, and each Member's Capital Account will be adjusted to reflect both the deemed realization of such appreciation or depreciation and the Distribution of such property. In determining the Fair Market Value of any asset of the Company for purposes of any Distribution, the Company may obtain the written report of any one or more independent qualified appraisers (or appraisal firms). If more than one appraisal report is obtained by the Company, Fair Market Value will be determined as the average of such appraised values. The Company will select each such appraiser (or appraisal firm), and bear the cost of any such appraisal.

      The Capital Account of each Member shall be determined and maintained in accordance with generally accepted accounting principles consistently applied. For income tax purposes, the Company shall make all required allocations under
Section 704(b) of the Code and the Regulations.

3.7 TRANSFER. If all or any part of an Ownership Interest is transferred in accordance with this Agreement, the Capital Account and Ownership Interest of the Transferor (including a pro-rata share of Capital Contributions) that is attributable to the transferred interest will carry over to the Transferee.

3.8 CERTIFICATES FOR OWNERSHIP INTERESTS. Ownership Interests in the Company shall be represented by Certificates, which shall be in such form as may be determined by the Managers. Certificates shall be signed by a majority of the Managers. All Certificates shall be consecutively numbered or otherwise identified. The name of the Person to whom the Ownership Interests are issued, with the percentage Ownership Interest and the date of issue, shall be entered on the books of the Company. All Certificates surrendered to the Company for transfer shall be canceled and no new Certificate shall be issued until the former Certificate for a like percentage of Ownership Interest shall have been surrendered and canceled, except that in the case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Company as the Managers may prescribe. Transfers of Ownership Interests of the Company shall be made only on the books of the Company by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Company, and, on surrender for cancellation of the Certificate for such Ownership Interest. The Person in whose name an Ownership Interest stands on the books of the Company shall be deemed the




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owner thereof for all purposes as regards the Company.

                         ARTICLE 4: MEMBERS AND MANAGERS

4.1 INITIAL MANAGERS, ACTION, MEETINGS. There shall be four Managers of which LAJA shall be entitled to elect two Managers, and KAR shall be entitled to elect two Managers. In the event LAJA exercises its right under Section 1(b) of the Letter Agreement because it has been required to materially encumber its balance sheet (commitment for Equity Advance in excess of 15 million dollars where KAR elects not to participate in such excess), then there shall be five Managers of which LAJA shall be entitled to elect three and KAR shall elect two. If such material encumbrance is removed, the Managers shall revert back to four and each of LAJA and KAR shall elect two. The initial Managers of the Company shall be
Jerry A. Argovitz and Kevin M. Kean on behalf of KAR, and                  and
                on behalf of LAJA. Each Member shall have the right to remove, replace, fill a vacancy or designate a temporary replacement for the Manager or Managers elected by it, in the Member's sole and absolute discretion.

      Managers shall hold office for a term of one year from election, or until the next Annual Meeting of Members. Subject to Section 1(c) of the Letter Agreement, actions of the Managers shall be by majority vote at meetings duly called for purposes of taking action at which a quorum is present. A quorum at any meeting of the Managers shall consist of three Managers if there are five Managers or two Managers if there are four Managers, so long as (i) a representative of each of KAR and LAJA are in attendance, and (ii) notice is given as provided herein. Subject to Section 1(c) of the Letter Agreement, the Managers may also act by unanimous written consent in lieu of a meeting.

      Meetings of the Managers shall be held no less often than quarterly (one of which shall be the Annual Meeting of the Members) on dates established therefor at each preceding Annual Meeting of the Managers. Special meetings of the Managers shall be held from time to time as called by any of the Managers on no less than seven (7) days' advance notice given in writing by the Manager calling such meeting, which notice may be given by facsimile, Federal Express or similar courier service, certified mail or personal delivery. Notices of meetings shall be effective when sent, if sent by facsimile, or upon receipt, if given by certified mail, overnight courier or personal delivery, in each case at the address of each of the Managers on the books and records of the Company. The Managers may participate in a meeting by means of conference telephone or similar communications equipment by which all the members participating in the meeting can hear each other at the same time. Such participation will constitute presence in person at the meeting and waiver of any required notice.

4.2 MANAGEMENT AUTHORITY. Except as otherwise provided in this Agreement, all management decisions of the Company (including, without limitation, any actions or votes taken by or on behalf of the Company in respect of any equity interest held by the Company in another entity) shall be made by the Managers, who shall be responsible for the conduct of the business of the Company, subject to the provisions of this Agreement and the Act. Subject to Section 1(c)



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of the Letter Agreement, the Managers shall have all of the rights, powers, duties and obligations of managers as provided in the Act, and as otherwise provided by law, and any action taken by the Managers, not otherwise in violation of the Act or this Agreement, shall constitute the act of and serve to bind the Company.

      Without in any manner limiting the grant of authority to the Managers, except as otherwise provided in this Agreement, the Managers shall have the authority to manage the business and affairs of the Company, including, without limitation, the power and authority to perform any and all of the following on behalf of the Company:

      (a)  To acquire property from any Person;

      (b) To borrow money for the Company from banks and other lending institutions, all on such terms as the Managers determine, and in connection therewith, to hypothecate, grant security interests in and otherwise encumber the assets of the Company to repay such borrowed sums, provided that the Project Loan shall be subject to unanimous consent as provided in Section 4.11;

      (c) To purchase liability and other insurance to protect the Company's property and business;

      (d) To hold and own real and personal property in the name of the Company;

      (e) To invest Company funds in any investment determined appropriate by the Managers;

      (f) To authorize any employee, officer or agent of the Company to execute on behalf of the Company all instruments and documents, including, without limitation, checks, drafts, notes and other negotiable instruments, mortgages or deeds of trusts, financing statements and documents providing for the acquisition, disposition or mortgage of property of the Company;

      (g) To employ accountants, legal counsel, managing agents or other experts to perform services for the Company (whether or not affiliated or connected with any Manager or a Member);

      (h) To make any and all determinations with respect to the manner in which the Company votes any stock interest, partnership interest or other equity interest held by the Company, on any matter on which the Company possesses a right to vote; and

      (i) To do and perform all other acts as may be necessary or appropriate to the conduct of the Company's business.

      Subject to the provisions of Sections 1(c) and 1(d) of the Letter Agreement, LAJA shall have primary responsibility for developing the Project, including Project design, construction, financing and management of the Project. KAR shall have primary responsibility for community and Tribal relations.




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4.3   LIMITATION ON LIABILITY: MANAGER COMPENSATION. A Manager shall perform his duties as a Manager in good faith, in a manner he reasonably believes to be in the best interest of the Company and the Members, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. A person who so performs his duties shall not have any liability by reason of being or having been a Manager of the Company. The Managers shall not be liable, responsible or accountable in damages or otherwise to the Company or any Member for any action taken or failure to act on behalf of the Company within the scope of authority conferred on the Managers under this Agreement or the Act, except where the claim at issue is based on the fraud, gross negligence or bad faith of the Managers. The Managers shall only receive such compensation from the Company in consideration for performing their management duties and responsibilities hereunder as the Members may approve from time to time in writing. Notwithstanding the foregoing, any and all reasonable expenses incurred by the Managers in connection with the operation or affairs of the Company shall be reimbursed by the Company as appropriate.

4.4 MEMBER'S REPRESENTATIVE. Each Member that is not an individual will designate one or more individuals to act as such Member's duly authorized representative and agent for purposes of exercising such Member's vote on any matter involving the Company requiring the approval or action of the Members. Each Member that is not an individual may also designate one or more individuals as an alternate in the event that the primary representative is unavailable to act for any reason. A Member may change any such designation at any time upon similar notice. The representatives of a Member will cast the vote of each Member in accordance with such Member's Ownership Interest, as provided in this Article.

4.5 MEMBERS' VOTING. Subject to the provisions of Section 1(c) of the Letter Agreement, all decisions reserved by the Act or this Operating Agreement to the Members will be made by the affirmative vote of Members owning more than 50% of the Ownership Interests, unless the unanimous vote (under Section 4.11) provisions apply or except as to any other matter the Members agree shall require a unanimous vote or as otherwise specifically provided in this Agreement. Any determination to be made by the Members will be made in each Member's sole and absolute discretion.

4.6 NO RESIGNATION OR RETIREMENT. Except as provided in the Letter Agreement or this Agreement, each Member agrees not to voluntarily resign or retire as a Member in the Company. However, if such voluntary resignation or retirement occurs in contravention of this Agreement and the Letter Agreement, the withdrawing Member will, without further act, become a Transferee of such Ownership Interest (with the limited rights of a Transferee as set forth in Section 13.6). Any Member who resigns or retires from the Company in contravention of this Agreement or the Letter Agreement (i) will be liable to the Company and the other Members for proven monetary damages as provided in
Section 11.2 (but any such action or proposed action to resign or retire will not be subject to any equitable action for injunctive relief or specific performance) and (ii) will not be entitled to receive any distribution upon resignation pursuant to Section 18-604 of the Act.



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4.7   POWERS OF THE MANAGERS. Each Manager is an agent of the Company for the purpose of conducting its business and affairs. The act of any Manager for apparently carrying on in the usual way of the Company's business or affairs binds the Company unless the Manager so acting has, in fact, no authority to act for the Company in the particular matter and the person with whom such Manager is dealing has knowledge of such lack of authority. The act of any Manager which is not apparently for the carrying on in the usual way of the Company's business or affairs does not bind the Company unless authorized in accordance with this Agreement. Without the Consent of all the Members, no Member shall have authority to act on behalf of the Company.

4.8 SUBSTITUTE MEMBERS. A Transferee may be admitted as a substitute Member of the Company only upon the affirmative written agreement of all of the Members (excluding the Transferor Member), effective upon a date specified (which must be on or after the effective date of the Transfer, as determined under Section 13.5). The transfer of an Ownership Interest, which results in fewer than two continuing Members (including any Transferee admitted as a substitute Member), will trigger an event of Withdrawal as provided in Article 11.

4.9 ADDITIONAL MEMBERS. Subject to Section 4.11, additional Members of the Company may be admitted only upon the affirmative written agreement of all Members, effective upon a date specified by all the Members.

4.10 OFFICERS. The Company, acting through the Managers, may appoint and remove such officers as it determines to be necessary or desirable to carry out the day-to-day management of the Company and the Managers may delegate such authority to such officers as they deem appropriate, subject to the provisions of this Agreement and the Act. The Company's officers may include a president, one or more vice presidents, a secretary and a treasurer, as well as one or more assistant vice presidents, secretaries and treasurers. Such officers may also include a chief executive officer, chief operating officer and chief financial officer. Appointment as an officer or agent of the Company will not, of itself create any contract rights. The officers of the Company, acting in their capacity as such, will be agents acting on behalf of the Company as principal. No officer of the Company has the continuing exclusive authority to make independent business decisions on behalf of the Company without the approval of the Managers as set forth in this Article. The initial chief executive officer of the Company shall be Kevin M. Kean.

4.11 UNANIMOUS VOTE. Notwithstanding anything to the contrary in this Agreement, the following actions by the Company will require the unanimous vote of the Managers and the affirmative vote of all the Members:

       (a) A call for additional Capital Contributions by the Members;

       (b) The approval of the principal terms of the Project Loan or of any refinancing thereof or the granting of a security interest in the cash flow of the Company;



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      (c) The appointment of the Chief Operating Officer or the Chief
Financial Officer of the Company or the appointment of a replacement for the initial Chief Executive Officer of the Company;

      (d) The admission of an additional Member under Section 4.8 of this Agreement;

      (e) Any non pro-rata Distribution, except as provided in the Letter Agreement or Section 6.1 of this Agreement;

      (f) The amendment of this Agreement, except as provided in Section 14.1 of this Agreement;

      (g) The merger of the Company with any other business entity as provided by governing law;

      (h)  The sale of all or substantially all of the Company's assets;

      (i) The Dissolution of the Company, except as provided in Article 11 of this Agreement; and

      (j) The agreement to have LACO materially encumber its balance sheet.

4.12 BUSINESS PURSUITS OF MEMBERS AND MANAGERS. Except as otherwise provided in any other written agreement by which a Manager may be bound, the Managers may engage in other business activities and the Managers shall be obligated by reason of this Agreement to devote only as much of their time to the Company's business as shall be reasonably required in light of the Company's business and objectives and the responsibilities undertaken or assigned to the Managers. Except as otherwise provided in this Agreement, the Letter Agreement or in any other written agreement by which any Member or Manager may be bound, this Agreement shall not preclude or limit in any respect the right of any Member or Manager to engage in or invest in any business activity of any nature or description, whether or not competitive with the business of the Company and a Member or Manager shall have no obligation to offer any opportunity to the Company. Any such activity may be engaged in independently or with other Members or Managers. No Member shall have the right, by virtue of the Certificate, this Agreement or the relationship created hereby, to any interest in such other ventures or activities or to the income or proceeds derived therefrom. Except as otherwise provided in this Agreement, the Letter Agreement or in any other written agreement by which any Member or Manager may be bound, the pursuit of such other ventures shall not be deemed wrongful or improper and any Member or Manager shall have the right to participate in or to recommend to others any such investment opportunity.

4.13 TRANSACTIONS WITH AFFILIATES. Any transactions between a Member or a Manager or their respective Affiliates and the Company shall be on terms not less favorable to the Company than the terms that would be available to the Company from an unrelated party dealing at arms'



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length. Additionally, no Member shall charge the Company for any expenditure which the Tribe or the Project has agreed to pay or be charged under the Management Agreement or Development Agreement. The parties acknowledge that the terms of the LAJA Management Agreement are acceptable and satisfy the terms of this Section 4.13.

                   ARTICLE 5: ALLOCATION OF PROFITS AND LOSSES

5.1 PROFITS AND LOSSES. For each Fiscal Year, Profits or Losses of the Company will be an amount equal to the Company's income or loss determined under the accrual method of accounting, in accordance with generally accepted accounting principles consistently applied.

5.2 GENERAL ALLOCATION RULE. Except as otherwise provided in (or until changed pursuant to) this Agreement, the Profits or Losses of the Company, including items of income, gain, loss and deduction for each Fiscal Year, will be allocated to the Members in proportion to their respective Ownership Interests as defined herein. Appropriate adjustment during the Fiscal Year of any change in this allocation will be determined in accordance with Section 706 of the Code and the Section 706 Regulation to take into account the varying interests of the Members in the Company during such Fiscal Year, in the manner determined by the Company.

5.3 EXCEPTION. Notwithstanding the general rule on allocation and for tax accounting purposes only and not for financial statement purposes or any other provision of this Operating Agreement, no cash shall be distributed to any Member if the effect thereof would be to create a deficit in his Capital Account balance or increase the deficit in his Capital Account below the sum of (1) the amount (if any,) which he is required to contribute to the Company and (2) said Member's share of gain which the Company would recognize upon a sale of its property for an amount equal to the balance of the non-recourse debt encumbering it, (the "Company's Minimum Gain") and such cash shall be retained by the Company and shall be distributed to the Member at the earliest time or times possible when such distributions will not cause such a deficit or increase such a deficit in the distributee's Capital Account balance. Notwithstanding the provisions of Section 5.2, the following allocations of net profits and net losses and items thereof shall be made:

      (a) If in any taxable year there is a net decrease in the amount of the Company's Minimum Gain, each Member shall be allocated items of the Company's net profits for that year (and, if necessary, subsequent years) equal to that Member's share of the net decrease in the Company's Minimum Gain (within the meaning of Treasury Regulation Section 1.704-2(g)(2). The items to be so allocated shall be determined in accordance with Treasury Regulation Section 1.704-2(j)). This Section 5.3 is intended to comply with the Minimum Gain Chargeback requirement in Treasury Regulation Section 1.704-2 and shall be interpreted consistently therewith.

      (b) If during any taxable year a Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation
Section 1 .704-l(b)(2)(ii)(d)(4), (5), or (6), then items of net profits shall be specially allocated to each Member in an amount and



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manner sufficient to eliminate, to the extent required by Treasury Regulation
Section 1. 704-( 1)(b)(2)(ii)(d), the deficit in the Capital Account of such Member as quickly as possible, provided that an allocation pursuant to this
Section 5.3 (b) shall be made only if and to the extent that such Member has an adjusted Capital Account deficit after all other allocations provided for in this Article 5 have been tentatively made and as if this Section 5.3(b) were not in this Agreement. This Section 5.3(b) is intended to comply with the Qualified Income Offset requirements in Treasury Regulation Section 1.704- 1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

      It is the intent of the Members that the allocations provided for in this Operating Agreement have "substantial economic effect," as that term is defined in Section 704(b) of the Code. Notwithstanding anything in this Section 5.3 to the contrary, nothing contained in this Section 5.3 shall serve to restrict any distribution by the Company to any Member.

5.4 TAX ALLOCATIONS. Allocation of items of income, gain, loss and deduction of the Company for federal income tax purposes for a Fiscal Year will be allocated, as nearly as is practicable, in accordance with the manner in which such items are reflected in the allocations of Profits and Losses among the Members for such Fiscal Year. To the extent possible, principles identical to those that apply to allocations for federal income tax purposes will apply for state and local income tax purposes.

5.5 TRANSFER. Except as otherwise provided in Section 5.2, if an Ownership Interest is transferred during any Fiscal Year (whether by Transfer or liquidation of an Ownership Interest, or otherwise), the books of the Company will be closed as of the effective date of Transfer. The Profits or Losses attributed to the period from the first day of such Fiscal Year through the effective date of Transfer will be allocated to the Transferor, and the Profits or Losses attributed to the period commencing on the effective date of Transfer will be allocated to the Transferee. In lieu of an interim closing of the books of the Company and with the agreement of the Transferor and Transferee, the Company may agree to allocate Profits and Losses for such Fiscal Year between the Transferor and Transferee based on a daily proration of items for such Fiscal Year or any other reasonable method of allocation (including an allocation of extraordinary Company items, as determined by the Company, based on when such items are recognized for federal income tax purposes).

5.6 CONTRIBUTED PROPERTY. All items of income, gain, loss and deduction with respect to property contributed (or deemed contributed) to the Company will, solely for tax purposes, be allocated among the Members as required by Section 704(c) of the Code so as to take into account the variation between the tax basis of the property and its Fair Market Value at the time of contribution. For example, if there is built-in gain with respect to contributed property, upon the Company's sale of that property the pre-contribution taxable gain (as subsequently adjusted under the Section 704(c) Regulations during the period such property was held by the Company) would be allocated to the contributing Member (and such pre-contribution gain would not again create a Capital Account adjustment since the property was credited to Capital Account upon contribution at its Fair Market Value). Except as limited by the following sentence, the





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allocation of tax items with respect to Section 704(c) property to Members not contributing such property will, to the extent possible, be equal to the allocation of the corresponding book items made to such noncontributing Members with respect to such property. If book allocations of cost recovery deductions (such as depreciation or amortization) exceed the tax allocations of those items so that the ceiling rule of the Section 704(c) Regulations applies, any curative or remedial allocations of tax items will be made as the Company may determine. All tax allocations made under this provision will be made in accordance with
Section 704(c) of the Code and the Section 704(c) Regulations.

5.7 TAX CREDITS. Any tax credit, and any tax credit recapture, will be allocated to the Members in the same ratio that the federal income tax basis of the asset (to which such tax credit relates) is allocated to the Members under the Section 46 Regulations, and if no basis is allocated, in the same manner as Profits are allocated to the Members under Section 5.2.

                      ARTICLE 6: PAYMENTS AND DISTRIBUTIONS

6.1 PAYMENTS AND DISTRIBUTIONS. Notwithstanding anything in this Agreement or any other agreement or instrument or under the Act to the contrary, payments and distributions from Cash Flow shall be made in the following order of priority:

      First, any monthly installment payments to the Company by the Tribe under the Interim Promissory Note shall be paid dollar-for-dollar by the Company to LAJA to pay first the interest and then the principal until LAJA is paid all principal and interest on the monthly installment payments due under the Interim Promissory Note;

      Second, the Company shall pay the LAJA Management Fee;

      Third, so long as the Interim Promissory Note remains unpaid, the remaining cash available for distribution after establishment of reserves for the Company's other expenses will be distributed to LAJA until all principal and interest under the Interim Promissory Note has been paid to LAJA.

      Fourth, all remaining cash available for distribution, or proceeds from the payment to the Company under the Interim Promissory Note, if LAJA shall have already received an amount equal to the total principal and interest due it under the Interim Promissory Note, shall be distributed to the Members in accordance with their respective Ownership Interest established in this Agreement.

      Notwithstanding anything to the contrary above, the Company shall make cash Distributions to the Members in amounts sufficient for the Members to pay their Tax Liabilities (including any amounts necessary to pay the amount of Tax Liabilities for prior periods for which inadequate amounts of Cash Flow were available to meet the Member's Tax Liabilities) ("Tax Distributions"), provided that there is Cash Flow to pay such amounts, which Tax Distributions shall be made at or prior to the due date of the related Tax Liabilities. For this purpose, "Tax Liabilities" means Federal or State income tax liabilities which may be chargeable to any

Member as a consequence of the Member's interest in the Company, or, if such Member is not a taxpaying entity, each beneficial owner of such Member who is a taxpaying entity (using the maximum income tax rate applicable to such taxpaying entity) for each fiscal year of the Company not previously used to offset taxable income of the Company shown on the information returns of the Company as of the end of the fiscal year of the Company as to which such determination is being made.

6.2 NONPRORATA DISTRIBUTIONS. Except as provided in Section 6.1, the Members intend that all Distributions will be made to the Members in proportion to their Ownership Interests. Except as permitted in Section 6.1, in the event any Distribution is not made in proportion to their Ownership Interests, any excess Distribution to a Member will be treated as an advance or loan made by the Company to such Member, payable to the Company with Interest and on demand.

6.3 PAYMENT. Any Distribution will be made to a Member only if such Person owns an Ownership Interest on any record date established by the Company or, if none is established, on the date of Distribution, as reflected on the books of the Company.

6.4 WITHOLDING. If required by the Code or by state or local law, the Company will withhold any required amount from Distributions to a Member for payment to the appropriate taxing authority. Any amount so withheld from a Member will be treated as a Distribution by the Company to such Person. Each Member agrees to timely file any agreement that is required by any taxing authority in order to avoid any withholding obligation that would otherwise be imposed on the Company.

6.5 DISTRIBUTION LIMITATION. Notwithstanding any other provision of this Agreement, the Company shall not make any Distribution to the Members in contravention of Section 18-607(a) of the Act.

                         ARTICLE 7: MEETINGS OF MEMBERS

7.1 ANNUAL MEETING. Unless the Company determines (whether by vote or otherwise) that an annual meeting is not necessary or desirable, the annual meeting of the Members will be held at a time and place determined by the Managers and by Notice to all other Members. The purpose of the annual meeting is to review the Company's operations for the preceding Fiscal Year and to transact such business as may come before the meeting. The failure to hold any annual meeting has no adverse effect on the continuance of the Company.

7.2 SPECIAL MEETINGS. Special meetings of the Members, for any purpose or purposes, may be called by any Member or Members owning at least ten percent (10%) of the Ownership Interests held by all Members by notice to all other Members.

7.3 PLACE. The Members calling the meeting may designate any place as the place of meeting for any meeting of the Members. If no designation is made, or if a special meeting is otherwise called, the place of meeting will be the Company's executive offices in California, or at a location agreed to by the Managers.

7.4 NOTICE. Notice of any annual meeting determined by resolution of the Members or of any special meeting must be given not less than 5 days nor more than 30 days before the date of the meeting. Such notice must state the place, day, and hour of the meeting and, in the case of a special meeting, the purpose for which the meeting is called.

7.5 WAIVER OF NOTICE. Any Member may waive, in writing, any notice that is required to be given to such Member, whether before or after the time stated in such notice. Any Member who signs minutes of action (or written consent or agreement) will be deemed to have waived any required notice with respect to such action.

7.6 RECORD DATE. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members, the date on which notice of the meeting is first given will be the record date for the determination of Members. Any such determination of Members entitled to vote at any meeting of Members will apply to any adjournment of a meeting.

7.7 QUORUM. A quorum at any meeting of Members shall consist of Members owning more than 50% of the Ownership Interests held by all Members. Any meeting at which a quorum is not present may adjourn the meeting to another place, day and hour without further notice.

7.8 MANNER OF ACTING. Subject to the provisions of Section 1(c) of the Letter Agreement, if a quorum is present, the affirmative vote of Members as set forth in Article 4 will be the act of the Company.

7.9 PROXIES. At a meeting of the Members, a Member may vote in person or by written proxy given to another Member. Such proxy must be signed by the Member or by a duly authorized attorney-in-fact and filed with the Company before or at the time of the meeting. No proxy will be valid after eleven months from the date of its signing unless otherwise provided in the proxy. Attendance at the meeting by the Member giving the proxy will revoke the proxy during the period of attendance.

7.10 MEETING BY TELEPHONE. The Members may participate in a meeting by means of conference telephone or similar communications equipment by which all Members participating in the meeting can hear each other at the same time. Such participation will constitute presence in person at the meeting and waiver of any required notice.

7.11 ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of Members under this Article 7 may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by Members owning total Ownership Interests sufficient for the particular action as set forth in Article 4. Action so taken is effective when sufficient Members approving the action have signed the consent, unless the consent specifies a later effective date. Notice of the action must be provided to all members.

                        ARTICLE 8: LIABILITY OF A MEMBER

8.1 LIMITED LIABILITY. No Member of the Company shall be individually liable for the debts or liabilities of the Company.

8.2 LIABILITY TO COMPANY. Each Member is liable to the Company for any Capital Contribution or Distribution that has been wrongfully or erroneously returned or paid to such Person in violation of the Act, the Certificate or this Agreement.

                           ARTICLE 9: INDEMNIFICATION

9.1 INDEMNIFICATION. The Company shall indemnify, defend and hold harmless any Person who was or is a party (or is threatened to be made a party) to any Proceeding by reason of the fact that such Person is or was a Member, or agent or representative thereof, or a Manager, officer, employee or agent of the Company, to the fullest extent provided or permitted by the Act. Any such indemnification will apply to any Liability actually and reasonably incurred in connection with the defense or settlement of the Proceeding.

9.2 EXPENSE ADVANCEMENT. With respect to the expenses actually and reasonably incurred by a current or former Member or agent or representative thereof or by a current or former Manager, officer, employee or agent of the Company who is a party or is threatened to be made a party to a Proceeding, the Company shall provide funds to such Person in advance of the final disposition of the Proceeding if the Person agrees in writing to repay the advance if it is subsequently determined that such Person was not entitled to indemnification.

9.3 INSURANCE. The indemnification provisions of this Article do not limit a Person's right to recover under any insurance policy or other financial arrangement by the Company (including any self-insurance, trust fund, letter of credit, guaranty or surety). If, with respect to any Liability, any Person receives an insurance or other indemnification payment which, together with any indemnification payment made by the Company, exceeds the amount of such Liability, then such Person will immediately repay such excess to the Company.

                      ARTICLE 10: ACCOUNTING AND REPORTING

10.1 FISCAL YEAR. For income tax and accounting purposes, the Fiscal Year of the Company will end on the closest Sunday of the calendar year (unless otherwise required by the Code).

10.2 ACCOUNTING METHOD. For accounting purposes, the Company will use generally accepted accounting principles.

10.3 TAX ELECTIONS. The Company will have the authority to make such tax elections, and to revoke any such election, as the Company may from time to time determine.

10.4 RETURNS. The Company will cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code, as well as all other tax returns required in each jurisdiction in which the Company does business.

10.5 REPORTS. The Company will furnish a Profit or Loss statement and a balance sheet to each Member within a reasonable time after the end of each fiscal quarter. The Company books will be closed at the end of each Fiscal Year and audited financial statements prepared showing the financial condition of the Company and its Profits or Losses from operations. Copies of these statements will be given to each Member. In addition, as soon as is practicable after the close of each Fiscal Year (and in any event within 90 days following the end of each Fiscal Year), the Company will provide each Member with all necessary tax reporting information.

10.6 BOOKS AND RECORDS. The records of the Company will be kept at the Company's business office in Minnesota, and will be available for inspection and copying by any Member at such Person's expense, during ordinary business hours.

10.7 INFORMATION. Any Member has the right to inspect and copy the Company books and records as provided in Section 10.6 and to have a formal accounting of Company affairs whenever circumstances render it just and reasonable. In addition, subject to reasonable standards as established by the Company from time to time, and upon reasonable demand for any purpose reasonably related to the Member's interest as a Member, any Member has the right to obtain from the Company correct and complete information relating to the state of the Company's business and its financial condition.

10.8 BANKING. The Company may establish one or more bank or financial accounts and safe deposit boxes. The Company may authorize one or more individuals to sign checks on and withdraw funds from such bank or financial accounts and to have access to such safe deposit boxes, and may place such limitations and restrictions on such authority as the Company deems advisable.

10.9 TAX MATTERS PARTNER. Until further action by the Company, LACO is designated as the tax matters partner under Section 6231(a) (7) of the Code. The tax matters partner will be responsible for notifying all Members of ongoing proceedings, both administrative and judicial, and will represent the Company throughout any such proceeding. The Members will furnish the tax matters partner with such information as it may reasonably request to provide the Internal Revenue Service with sufficient information to allow proper notice to the Members. If an administrative proceeding with respect to a partnership item under the Code has begun, and the tax matters partner so requests, each Member will notify the tax matters partner of its treatment of any partnership item on its federal income tax return, if any, which is inconsistent with the treatment of that item on the partnership return for the Company. Any settlement agreement with the Internal Revenue Service will be binding upon the Members only as provided in the Code. The tax matters partner will not bind any other Member to any extension of the statute of limitations or to a settlement agreement without such Member's written consent. Any Member who enters into a settlement agreement with respect to any partnership item will notify the other Members of such settlement agreement and its terms within 30 days from the date of settlement.

If the tax matters partner does not file a petition for readjustment of the partnership items in the Tax Court, Federal District Court or Claims Court within the 90 day period following a notice of a final partnership administrative adjustment, any notice partner or 5-percent group (as such terms are defined in the Code) may institute such action within the following 60 days. The tax matters partner will timely notify the other Members in writing of its decision. Any notice partner or 5 percent group will notify any other Member of its filing of any petition for readjustment.

10.10 NO PARTNERSHIP. The classification of the Company as a partnership will apply only for federal (and, as appropriate, state and local) income tax purposes. This characterization, solely, for tax purposes, does not create or imply a general partnership between the Members for state law or any other purpose. Instead, the Members acknowledge the status of the Company as a limited liability company formed under the Act.

                     ARTICLE 11: DISSOLUTION OF THE COMPANY

11.1 DISSOLUTION. Dissolution of the Company will occur upon the happening of any of the following events:

       (a) By operation of law; or

       (b) By unanimous agreement of the Members.

11.2 EVENTS OF WITHDRAWAL. An event of Withdrawal of a Member occurs when any Member Transfers all of such Member's Ownership Interest (which Transfer is treated as a resignation), including a Transfer of LAJA's Ownership Interest pursuant to Section 3 of the Letter Agreement.

       Within 30 days following the happening of any event of Withdrawal with respect to a Member, such Member must give notice of the date and the nature of such event to the Company. Any Member failing to give such notice will be liable in damages for the consequences of such failure as provided in Section 4.6 of this Agreement. Upon the occurrence of an event of Withdrawal with respect to a Member, such Member will cease to have voting rights under Article 4, and such Member's Ownership Interest will be deemed transferred to such Member's Transferee or other successor in interest, if any (which Person, unless already a Member in such capacity, will have only the limited rights of a Transferee as set forth in Section 13.6, unless and until admitted as a substitute Member) or, if there is no Transferee or successor in interest, such withdrawing Member shall, without further action, become a Transferee of such Member's Interest with the limited rights of a Transferee as set forth in Section 13.6.

11.3 CONTINUATION. In the event of Withdrawal of a Member, the Company will be continued if, within 90 days following such event, there is an affirmative written agreement of a Majority In Interest of all the remaining Members to continue the Company's business as a limited liability company under the Act and this Agreement. Any Transferee admitted as a substitute Member will be treated as a remaining Member. If the business of the Company is so continued, an event of Withdrawal of one or more Members will not cause the Dissolution of the Company. If the business of the Company is so continued, with respect to any Member as to which an event of Withdrawal has occurred, such Member or such Member's Transferee or other successor-in-interest (as the case may be) will, without further act, become a Transferee of such Ownership Interest (with the limited rights of a Transferee as set forth in Section 13.6, unless and until admitted as a substitute Member). If the Company is not continued as above provided, the Company will be treated as dissolved as of the end of such 90-day period.

                             ARTICLE 12: LIQUIDATION

12.1 LIQUIDATION. Upon Dissolution of the Company, the Company will immediately proceed to wind up its affairs and liquidate. The Managers will appoint a liquidating trustee. The winding up and Liquidation of the Company will be accomplished in a businesslike manner as determined by the liquidating trustee pursuant to the Act and this Article 12. A reasonable time will be allowed for the orderly Liquidation of the Company and the discharge of liabilities to creditors so as to enable the Company to provide for any losses attendant upon Liquidation. Any gain or loss on disposition of any Company assets in Liquidation will be allocated to Members and credited or charged to Capital Accounts in accordance with the provisions of Articles 3 and 5. Any liquidating trustee is entitled to reasonable compensation for services actually performed, and may contract for such assistance in the liquidation process as such Person deems necessary. Until the filing of articles of dissolution as provided in
Section 12.6, the liquidating trustee may settle and close the Company's business, prosecute and defend suits, dispose of its property, discharge or make provision for its liabilities, and make distributions in accordance with the priorities set forth in Section 12.2.

12.2 PRIORITY OF PAYMENT. The assets of the Company will be distributed in Liquidation of the Company in the following order:

      (a) First, to creditors, including Members and Managers who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for which reasonable provision for payment has been made and liabilities for Distributions to Members and former Members under
Section 18-601 or Section 18-604 of the Act;

      (b) Second, except as otherwise provided in this Agreement, to Members and former Members in satisfaction of liabilities for Distributions under
Section 18-601 or Section 18-604 of the Act;

      (c) Third, to any Member for any other loans or debts owing to such Member by the Company which have not been paid pursuant to (a) or (b) above;

      (d) Fourth, to all Members in proportion to their Capital Account balances to the extent allowable under Section 5.3 until their Capital Account balances are reduced to zero; and,

      (e) Fifth, the balance, if any, to all Members in accordance with their respective Membership Interests.

12.3 DISTRIBUTION TO MEMBERS. Distributions in Liquidation due to the Members may be made by either or a combination of the following methods: selling the Company assets and distributing the net proceeds, or by distributing the Company assets to the Members at their net Fair Market Value in kind. Any liquidating Distribution in kind to the Members may be made either by a pro-rata Distribution of undivided interests or, upon the affirmative vote of all Members, by non pro-rata Distribution of specific assets at Fair Market Value on the effective date of Distribution. Any Distribution in kind may be made subject to, or require assumption of, liabilities to which such property may be subject, but in the case of any non pro-rata Distribution only upon the express written agreement of the Member receiving the Distribution. Each Member hereby agrees to save and hold harmless the other Members from such Member's share of any and all such liabilities which are taken subject to or assumed. Appropriate and customary prorations and adjustments shall be made incident to any Distribution in kind. The Members will look solely to the assets of the Company for the return of their Capital Contributions, and if the assets of the Company remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return such contributions, they will have no recourse against any other Member.

12.4  NO RESTORATION OBLIGATION. Except as otherwise specifically provided in
Article 8, nothing contained in this Agreement imposes on any Member an obligation to make a Capital Contribution in order to restore a deficit Capital Account upon Liquidation of the Company. Furthermore, each Member will look solely to the assets of the Company for the return of such Member's Capital Contribution and Capital Account.

12.5 LIQUIDATING REPORTS. A report will be submitted with each liquidating distribution to Members, showing the collections, disbursements and distributions during the period which is subsequent to any previous report. A final report, showing cumulative collections, disbursements and distributions, will be submitted upon completion of the liquidation process.

12.6 ARTICLES OF DISSOLUTION. Upon Dissolution of the Company and the completion of the winding up of its business, the Company will file articles of dissolution (to cancel its Certificate) with the Delaware Secretary of State pursuant to the Act. At such time, the Company will also file an application for withdrawal of its certificate of authority in any jurisdiction where it is then qualified to do business.


                        ARTICLE 13: TRANSFER RESTRICTIONS

13.1 GENERAL RESTRICTION. No Member may Transfer all or any part of its Ownership Interest in any manner whatsoever except: (a) to a Permitted Transferee as set forth in Section 13.3 or (b) after full compliance with the right of first refusal set forth in Section 13.4, and in either case only if the requirements of Section 13.5 have also been satisfied. Any other Transfer of all or any part of an Ownership Interest is null and void, and of no effect. For purposes of this Article 13, a Transfer of the Ownership Interest held by KAR shall be deemed to occur upon any change in Control of KAR other than to a Permitted Transferee pursuant to Section 13.3. Any Member who makes a permitted Transfer of all of such Member's Ownership Interest will be treated as resigning from the Company on the effective date of such Transfer. Any Member who makes a permitted Transfer of part (but not all) of such Member's Ownership Interest will continue as a Member (with respect to the interest retained), and such partial Transfer will not constitute an event of Withdrawal of such Member. The rights and obligations of any resigning Member or of any Transferee of an Ownership Interest will be governed by the other provisions of this Agreement.

13.2 NO MEMBER RIGHTS. No Member has the right or power to confer upon any Transferee the attributes of a Member in the Company. The Transferee of all or any part of an Ownership Interest by operation of law does not, by virtue of such Transfer, succeed to any rights as a Member in the Company.

13.3 PERMITTED TRANSFEREE. Subject to the requirements set forth in Section 13.5, a Person may Transfer all or any part of such Person's Ownership Interest:

      (a)  To an Affiliate of such Person,

      (b)  To another Member,

      (c)  To the Company,

      (d)  To a Person approved by all the Members; or,

      (e) In the form of a pledge or the granting of a security interest to another Person or a foreclosure or sale in lieu of foreclosure in connection with the granting of any such pledge or security interest as described in
Section 13.7.

13.4 RIGHT OF FIRST REFUSAL. Prior to any proposed Transfer of all or any part of an Ownership Interest, other than to a Permitted Transferee pursuant to
Section 13.3, the Transferor must obtain a Third Party Offer. The Third Party Offer must not be subject to unstated conditions or contingencies or be part of a larger transaction such that the price for the Ownership Interest stated in such Third Party Offer does not accurately reflect the Fair Market Value (reduced by the amount of associated liabilities) of such Ownership Interest. The Third Party Offer must contain a description of all of the consideration, material terms and conditions of the proposed Transfer. The Transferor will give notice of the Third Party Offer to the Company and all the Members exclusive of Members who have not been admitted as substitute Members pursuant to Section 4.6 (the "Other Members") other than the Transferor, together with a written offer to sell the Ownership Interest (which is the subject of the Third Party Offer) to the Company and the other Members on the same price and terms as the Third Party Offer as provided herein. The Company may accept such offer by the Transferor, in whole but not in part, by giving notice to the

Transferor within 30 days after notice of such offer. Unless otherwise agreed, the closing of such sale will be held at the Company's principal office in California on a date to be specified by the Company which is not later than 60 days after the date of the Company's notice of acceptance. At the closing, the Company will deliver the consideration in accordance with the terms of the Third Party Offer, and the Transferor will by appropriate documents assign to the Company the Ownership Interest to be sold, free and clear of all liens, claims and encumbrances. Subject to Section 13.5, if the Company has not accepted the Third Party Offer and closed the purchase in accordance with this Section 13.4, the Other Members shall have the right, on a pro rata basis in accordance with the ratio of their Ownership Interests, to purchase, in whole but not in part, the Ownership Interest of the Transferor in accordance with the terms of the Third Party Offer by written notice to the Transferor within 30 days after the expiration of the thirty-day period for the Company's acceptance. If all of the other Members reject the offer or if the offer is not closed in accordance with this Section 13.4, the Transferor will be free for a period of 60 days after the last day for such acceptance to sell all, but not less than all, of such Ownership Interest so offered, but only to the Third Party for a price and on terms no more favorable to the Third Party than the Third Party Offer. If such Ownership Interest is not so sold within such 60-day period (or within any extensions of such period agreed to in writing by the Company), all rights to sell such Ownership Interest pursuant to such Third Party Offer (without making another offer to the Company pursuant to this Section 13.4) will terminate and the provisions of this Article will continue to apply to any proposed future Transfer.

13.5 GENERAL CONDITIONS ON TRANSFERS. No Transfer of an Ownership Interest will be effective unless all of the conditions set forth below are satisfied:

      (a) Unless waived by the Company, the Transferor signs and delivers to the Company an undertaking in form and substance satisfactory to the Company to pay all reasonable expenses incurred by the Company in connection with the Transfer (including, but not limited to, reasonable fees of counsel and accountants and the costs to be incurred with any additional accounting required in connection with the Transfer, and the cost and fees attributable to preparing, filing and recording such amendments to the organizational documents or filings as may be required by law);

      (b) Unless waived by the Company, the Transferor delivers to the Company an opinion of counsel for the Transferor satisfactory in form and substance to the Company to the effect that the Transfer of the Ownership Interest is in compliance with the applicable federal and state securities laws, and a statement of the Transferee in form and substance satisfactory to the Company making appropriate representations and warranties in respect to compliance with the applicable federal and state securities laws and as to any other matter reasonably required by the Company;

      (c) Unless waived by the Company, the Company receives an opinion from its counsel that (i) the Transfer does not cause the Company to lose its classification as a partnership for federal income tax purposes, and (ii) the Transfer, together with all other Transfers within the preceding twelve months, does not cause a termination of the Company for federal income tax purposes;

         (d) The Transferor signs and delivers to the Company a copy of the assignment of the Ownership Interest to the Transferee;

         (e) The Transferee signs and delivers to the Company its agreement to be bound by this Agreement; and

         (f) The Transfer is in compliance with the other provisions of this Article.

         Notwithstanding the above, only the last two requirements will apply to a Transfer by operation of law. Except as the Company and the Transferee may otherwise agree, the Transfer of an Ownership Interest will be effective as of 12:01 a.m. (Eastern Standard Time) on the first day of the month following the month in which all of the above conditions have been satisfied. Upon the effective date, Appendix I will be deemed amended to reflect the new Ownership Interests.

         Notwithstanding anything to the contrary expressed or implied in this
Agreement: (i) the Transfer, pledge or other disposition of any direct or indirect interest in the Company is subject to applicable State and Federal laws, regulations, requirements, limitations and decisions that regulate or pertain to gaming and, except; (ii) for Transfers to Permitted Transferees, the Transfer of any direct or indirect interest in the Company shall be subject to approval by the Tribe; and (iii) the merger or consolidation of Lakes Jamul, Inc. with or into another Person or a change in Control of Lakes Gaming, Inc. shall not constitute a Transfer of Lakes Gaming, Inc.'s interest in the Company for any purpose.

13.6 RIGHTS OF TRANSFEREES. Any Transferee of an Ownership Interest will, on the effective date of the Transfer, have only those rights of an assignee as specified in the Act and this Agreement unless and until such Transferee is admitted as a substitute Member. This provision limiting the rights of a Transferee will not apply if such Transferee is already a Member; provided that, any Member who resigns or retires from the Company in contravention of Section
4.6 will have only the rights of an assignee as specified in the Act and this Agreement. Any Transferee of all or any part of an Ownership Interest who is not admitted as a substitute Member in accordance with this Agreement has no right
(a) to participate or interfere in the management or administration of the Company's business or affairs or to elect or appoint any Managers, (b) to vote or agree on any matter affecting the Company or any Member, (c) to require any information on account of Company transactions, or (d) to inspect the Company's books and records. The only right of a Transferee of all or any part of an Ownership Interest who is not admitted as a substitute Member in accordance with this Agreement is to receive the allocations and Distributions to which the Transferor was entitled (to the extent of the Ownership Interest transferred) and to receive required tax reporting information. However, each Transferee of all or any part of an Ownership Interest (including both immediate and remote Transferees) will be subject to all of the obligations, restrictions and other terms contained in this Agreement as if such Transferee were a Member. To the extent of any Ownership Interest transferred, the

Transferor Member does not possess any right or power as a Member and may not exercise any such right or power directly or indirectly on behalf of the Transferee. The Members acknowledge that these provisions may differ from the rights of an assignee as set forth in the Act, and the Members agree that they intend, to that extent, to vary those provisions by this Agreement.

13.7 SECURITY INTEREST. The pledge or granting of a security interest, lien or other encumbrance in or against all or any part of a Member's Ownership Interest does not cause the Member to cease to be a Member with voting rights or constitute an event of Withdrawal. Upon foreclosure or sale in lieu of foreclosure of any such secured interest, the secured party will be entitled to receive the allocations and Distributions as to which a security interest has been granted by such Member. In no event will any secured party be entitled to exercise any rights under this Agreement, and such secured party may look only to such Member for the enforcement of any of its rights as a creditor. In no event will the Company have any liability or obligation to any Person by reason of the Company's payment of a Distribution to any secured party as long as the Company makes such payment in reliance upon written instructions from the Member to whom such Distributions would be payable. Any secured party will be entitled, with respect to the security interest granted, only to the Distributions to which the assigning Member would be entitled under this Agreement, and only if, as and when such Distribution is made by the Company. Neither the Company nor any Member will owe any fiduciary duty of any nature to a secured party. Reference to any secured party includes any assignee or successor-in-interest of such Person.

13.8 REGULATORY COMPLIANCE RESTRICTIONS. Notwithstanding anything to the contrary in this Agreement or elsewhere, the following provisions shall apply.

         Each Member acknowledges that as a result of the transactions contemplated by this Agreement, the other Member and its Affiliates may be subject to licensing and other regulatory review and approval procedures ("Regulatory Review"), by any governmental or quasi-governmental agency which is authorized or empowered to regulate the gaming operations of such Member and its Affiliates ("Regulatory Authority") in the jurisdictions in which such Member and its Affiliates conduct or propose to conduct gaming activities. Each Member agrees to cooperate fully and to cause its Affiliates to cooperate fully with the representatives of all such Regulatory Authorities in making applications, supplying information, providing reports, attending licensing and other hearings, and otherwise cooperating with and complying with the requirements of all such Regulatory Authorities so as not to interfere with the other Member's or its Affiliates' ability to develop new business, including the Project, or to continue to conduct its existing business.

         In the event a Member reasonably determines based upon communications with a Regulatory Authority that the other Member or any of its Affiliates (an "Unsuitable Member") is likely to be determined unsuitable by such Regulatory Authority and as a result the Unsuitable Member may not be permitted to engage or to continue to engage in a gaming activity, including the Project, (collectively a "Licensing Problem"), then, within the lesser of 150 days' notice of such event from the other Member to the Unsuitable Member or the applicable period prescribed by the appropriate Regulatory Authority (the "Cure Period"), the Unsuitable Member shall eliminate the Licensing Problem to the reasonable satisfaction of the other Member or transfer its rights and obligations hereunder and its Ownership Interest to a Person reasonably acceptable to the other Member, who does not have a Licensing Problem, and such Person shall be accepted as a Member of the Company for all purposes. Any such transfer shall be subject to the terms and conditions contained in Section 13.5 hereof.

         In the event such transfer does not occur or the Licensing Problem is not eliminated within the Cure Period, the Unsuitable Member shall immediately convey its Ownership Interest under this Agreement to the other Member or an Affiliate designated by the other Member for an amount and upon terms mutually agreed to by the parties.

         Subject to the provisions of Section 1(g) of the Letter Agreement, each of the Members will bear its respective costs and expenses in connection with any applications, permits or licenses that may be required by the respective Members in connection with the Project.

                         ARTICLE 14: GENERAL PROVISIONS

14.1 AMENDMENT. This Agreement may be amended by the unanimous written agreement of the Members. Any amendment will become effective upon such approval, unless otherwise provided. Notice of any proposed amendment must be given at least 5 days in advance of the meeting at which the amendment will be considered (unless the approval is evidenced by duly signed minutes of action). Any duly adopted amendment to this Agreement is binding upon, and inures to the benefit of, each Person who holds an Ownership Interest at the time of such amendment. Notwithstanding any other provision of this Agreement, with respect to any Transferee not admitted as a substitute Member, no amendment to Section
5.2 (relating to the general allocation rule for allocation of Profits or Losses), Section 12.2 (relating to Distributions in Liquidation) and Section
14.1 (relating to amendment of this Agreement) will be effective, nor will such Person be required to make any Capital Contribution, without such Person's written consent.

14.2 UNREGISTERED INTERESTS. Each Member (a) acknowledges that the Ownership Interests are being offered and sold without registration under the Securities Act of 1933, as amended, or under similar provisions of state law, (b) represents and warrants that such Person is an accredited investor as defined for federal securities laws purposes, (c) represents and warrants that it is acquiring an Ownership Interest for such Person's own account, for investment, and with no view to the distribution of the Ownership Interest, and (d) agrees not to Transfer, or to attempt to Transfer, all or any part of its Ownership Interest without registration under the Securities Act of 1933, as amended, and any applicable state securities laws, unless the Transfer is exempt from such registration requirements.

14.3 WAIVER OF PARTITION RIGHT. Each Member waives and renounces any right that such Person may have prior to Dissolution and Liquidation to institute or maintain any action for partition with respect to any real property owned by the Company.

14.4 WAIVERS GENERALLY. No course of dealing will be deemed to amend or discharge any provision of this Agreement. No delay in the exercise of any right will operate as a waiver of such right. No single or partial exercise of any right will preclude its further exercise. A waiver of any right on any one occasion will not be construed as a bar to, or waiver of, any such right on any other occasion.

14.5 EQUITABLE RELIEF. If any Person proposes to Transfer all or any part of such Person's Ownership Interest in violation of the terms of this Agreement, the Company or any Member may apply to any court of competent jurisdiction for an injunctive order prohibiting such proposed Transfer except upon compliance with the terms of this Agreement, and the Company or any Member may institute and maintain any action or proceeding against the Person proposing to make such Transfer to compel the specific performance of this Agreement. Any attempted Transfer in violation of this Agreement is null and void, and of no force and effect. The Person against whom such action or proceeding is brought waives the claim or defense that an adequate remedy at law exists, and such Person will not urge in any such action or proceeding the claim or defense that such remedy at law exists.

14.6 REMEDIES FOR BREACH. The rights and remedies of the Members set forth in this Agreement are neither mutually exclusive nor exclusive of any right or remedy provided by law, in equity or otherwise. The Members agree that all legal remedies (such as monetary damages) as well as all equitable remedies (such as specific performance) will be available for any breach or threatened breach of any provision of this Agreement.

14.7 ORIGINAL. This Agreement is signed in two original documents that are to be delivered to each initial Member. A photocopy of this Agreement, as signed, will be delivered to each substitute or additional Member, and each such photocopy will be deemed to be an original document.

14.8 NOTICES. Any notices (including any communication or delivery) required or permitted under this Agreement shall be in writing; may be given by facsimile, Federal Express or similar courier service, certified mail or personal delivery; and shall be addressed as follows:

If to LAJA:                          Lakes Jamul, Inc.
                                     Attention: Lyle Berman
                                     130 Cheshire Lane
                                     Minnetonka, Minnesota 55305
                                     Telephone: (612) 449-7001
                                     Fax: (612) 449-7064

With a copy to:                      Doug Twait, Esq.
                                     Johnson Hamilton Quigley Twait & Foley, PLC

                                     West 1450 First National Bank Building
                                     St. Paul, Minnesota 55101
                                     Telephone:  (651) 602-6262
                                     Fax:  (651) 602-9976

If to KAR:                           Kean Argovitz Resorts-Jamal, Inc.
                                     Attention: Kevin M. Kean
                                     11999 Katy Frwy., Suite 322
                                     Houston, Texas  77079
                                     Telephone:  (281) 597-9960
                                     Fax:  (281) 597-8480

With a Copy to:                      Darryl M. Burman, Esq.
                                     DiCecco, Fant & Burman, L.L.P.
                                     1900 West Loop South, Suite 1100
                                     Houston, Texas 77027
                                     Telephone: (713) 961-3366
                                     Fax:  (713) 961-3938

         Notices shall be effective when sent, if sent by facsimile, or upon receipt, if given by overnight courier, certified mail or personal delivery. Any Member may change such Person's address by notice to the Company and each other Member.

14.9 COSTS. If the Company or any Member retains counsel for the purpose of enforcing or preventing the breach or any threatened breach of any provision of this Agreement or for any other remedy relating to it, then each party shall bear its own costs and expenses, including attorney's fees.

14.10 INDEMNIFICATION. Each Member hereby indemnifies and agrees to hold harmless the Company and each other Member from any liability, cost or expense arising from or related to any act or failure to act of such Member which is in violation of this Agreement.

14.11 PARTIAL INVALIDITY. Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. However, if for any reason any one or more of the provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect, such action will not affect any other provision of this Agreement. In such event, this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained in it.

14.12 ENTIRE AGREEMENT. This Agreement, together with the Letter Agreement, Development Agreement, Tribe Management Agreement, Assignment and Assumption Agreement, and the LAJA Management Agreement, contains the entire agreement and understanding of the Members with respect to its subject matter, and it supersedes all prior written and oral agreements. No amendment of this Agreement will be effective for any purpose unless it is made in accordance with Section 14.1.

14.13 BENEFIT. The obligations of each Member will inure solely to the benefit of the other Members and the Company and their permitted successors and assigns, without conferring on any other Person any rights of enforcement or other rights.

14.14 BINDING EFFECT. This Agreement is binding upon, and inures to the benefit of, the Members and their permitted successors and assigns; provided that, any Transferee will have only the rights specified in Section 13.6 unless admitted as a substitute Member in accordance with this Agreement.

14.15 FURTHER ASSURANCES. Each Member agrees, without further consideration, to sign and deliver such other documents of further assurance as may reasonably be necessary to effectuate the provisions of this Agreement.

14.16 HEADINGS. Article and section titles have been inserted for convenience of reference only. They are not intended to affect the meaning or interpretation of this Agreement.

14.17 TERMS. Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. All pronouns (and any variation) will be deemed to refer to the masculine, feminine or neuter, as the identity of the Person may require. The singular or plural include the other, as the context requires or permits. The word "include" (and any variation) is used in an illustrative sense rather than a limiting sense.

14.18 GOVERNING LAW; CONFLICTS. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware (except to the extent preempted by any federal law or the gaming laws of any State or governmental agency having jurisdiction over the affairs of the Company or any Member). Any conflict or apparent conflict between this Agreement and the Act will be resolved in favor of this Agreement except as otherwise required by the Act. The Members and the Company have entered into the Letter Agreement, which contains certain provisions as to the affairs of the Company and the conduct of its business and which, for purposes of the Act, shall be considered, together with this Agreement, as an "operating agreement" of the Company; provided that in the event of any conflict between the terms of the Letter Agreement and this Agreement, the terms of the Letter Agreement shall control.

14.19 REPRESENTATIONS. Each Member represents and warrants to each other Member that, as of the signing of this Agreement:

         (a) Such Member is duly organized, validly existing and in good standing as a corporation or company under the laws of the jurisdiction where it purports to be organized, and is a United States Person;

         (b) Such Member has full power and authority to enter into and perform this Agreement and the Letter Agreement;

         (c) All actions necessary to authorize the signing and delivery of this Agreement and the Letter Agreement, and the performance of their respective obligations under each of them, have been duly taken;

         (d) This Agreement and the Letter Agreement have been duly signed and delivered by a duly authorized officer or other representative of such Member, and constitutes the legal, valid and binding obligation of such Member enforceable in accordance with its terms (except as such enforceability may be affected by applicable bankruptcy, insolvency or other similar laws effecting creditors' rights generally, and except that the availability of equitable remedies is subject to judicial discretion);

         (e) No consent or approval of any other Person is required in connection with the signing, delivery and performance of this Agreement or the Letter Agreement by such Member; and

         (f) The signing, delivery and performance of this Agreement and the Letter Agreement do not violate the organizational documents of such Member, or any agreement to which such Member is a party or by which such Member is bound.

14.20 CONFIDENTIALITY. Subject to the next sentence, the Members will use their respective best efforts to keep all matters pertaining to the Project confidential except as required by law, or to the extent necessary to complete the Project or to carry on their other businesses and comply with requirements applicable to them. A Member may make such announcements, file such documents (including this Agreement) with the Securities and Exchange Commission, and other regulatory authorities, and otherwise take such actions to comply with the requirements of federal and state securities laws as it deems appropriate. To the extent reasonably practicable, each Member will provide the other with the portion of any such announcement or filing that refers to this Agreement and the transactions contemplated by it no later than concurrently with releasing or filing the same.

                         ARTICLE 15: DISPUTE RESOLUTION

15.1 DISPUTES. Except as to any disputes for which injunctive relief may be available, in the event a dispute of any kind arises in connection with this Agreement or the Letter Agreement (including any dispute concerning the construction, performance or breach of either agreement), the parties to the dispute (who may be any combination of the Company and any one or more of the Members) will attempt to resolve the dispute as set forth in Section 15.2 before proceeding to arbitration as provided in Section 15.3. All documents, discovery and other information related to any such dispute, and the attempts to resolve or arbitrate such dispute, will be kept confidential to the fullest extent possible. This Article shall not apply to disputes arising under the LACO Management Agreement.

15.2 NEGOTIATION. If a dispute arises, any party to the dispute will give notice to each other party. After notice has been given, the parties in good faith will attempt to negotiate or mediate a resolution of the dispute.

15.3 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California. Any action shall be commenced in California Superior Court. If any of the terms and provisions hereof shall be held invalid or unenforceable for any reason, such validity or unenforceability shall in no event affect any of the other terms or provisions hereof, all such other terms and provisions to be held valid and enforceable to the fullest extent permitted by law.

IN WITNESS WHEREOF, the initial Members have signed this Operating Agreement of Lakes Kean Argovitz Resorts-California L.L.C. as of the date first set forth above.


                                         LAKES JAMUL, INC.
                                         a Minnesota corporation


                                         By:   /s/ Timothy Cope
                                            ------------------------------------
                                         Name:     Timothy Cope
                                              ----------------------------------
                                         Title: Executive Vice President
                                               ---------------------------------

                                         KEAN ARGOVITZ RESORTS-JAMUL, L.L.C.
                                         a Nevada limited liability company


                                         By:   /s/ Kevin M. Kean
                                            ------------------------------------
                                         Name:     Kevin M. Kean
                                              ----------------------------------
                                         Title:    President
                                               ---------------------------------







                                   APPENDIX II

                                   DEFINITIONS

        In addition to the terms that are expressly defined in the Operating Agreement, the following terms shall have the following meanings:

ACT:                                The Delaware Limited Liability Company Act, as amended from time to time.

ANNUAL BUDGET:                      The Operating Budget and Annual Plan, as provided and defined in the Tribe Management Agreement.

AFFILIATE:                          An "Affiliate" of a Person means a Person directly or indirectly controlling, controlled by or under common control with such Person.
                                    For this purpose and for purposes of the use of the term "Control" in this Agreement, Control means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

AGREEMENT:                          This Operating Agreement, as amended from time to time.

CAPITAL ACCOUNT:                    The book value capital account maintained under Section 3.6.

CAPITAL CONTRIBUTION:               The aggregate amount of cash and the Fair Market Value of property
                                    (less the amount of indebtedness, if any, of such Member which is assumed by the Company and/or the amount of indebtedness, if any, to which such property is subject, as of the date of contribution, without regard to the provisions of Code Section 7701(g)), or services rendered or a promissory note or other obligation to contribute cash or property or to perform services, which a Person contributes to the
                                    Company in his capacity as a Member.

CAPITAL TRANSACTION:                Any sale, exchange, condemnation (including any eminent
                                    domain or similar transaction), casualty, financing, refinancing or other disposition with respect to any real or personal property owned by the Company which is not in the ordinary course of business.


CASH FLOW:                          For any period, the amount by which (a) the gross cash receipts of the
                                    Company from any source for such period (including, but not limited to, Capital Contributions, loans, repayments of monies advanced and payments of principal or interest with respect to the Interim
                                    Promissory Note or the Project Loan, distributions received by the
                                    Company in respect of any stock, partnership interest or other equity interest owned by the


                                    Company, and proceeds from the sale, financing, refinancing or other disposition of all or any portion of the Company property), exceed (b)
                                    the sum of (i) the aggregate cash disbursements for such period
                                    (including, but not limited to, the Company administrative costs, fees paid by the Company under the LACO Management Agreement, principal and interest payable on the Company debt to non-Members and capital expenditures), and (ii) amounts previously set aside as reserves as determined by the Managers in their discretion.

CODE:                               The Internal Revenue Code of 1986, as amended from time to time
                                    (including corresponding provisions of subsequent revenue laws).

COMPANY:                            Lakes Kean Argovitz Resorts-California, L.L.C., as formed under the
                                    Certificate and as operating under this Agreement.

DEVELOPMENT LOAN:                   A loan from LACO to the Company as provided and defined in the
                                    Letter Agreement.

DEVELOPMENT PLAN:                   The plan for the development of the Project, as adopted by the
                                    Company.

DISSOLUTION:                        The dissolution of the Company as provided in Section 11.1.

DISTRIBUTION:                       A distribution of money or other property made by the Company with respect to an Ownership Interest.

EQUITY ADVANCE:                     A commitment from LACO to loan or contribute capital to the
                                    Company, in an amount of 25% of the Project Loan not to exceed
                                    $15,000,000.00 as provided and defined in the Letter Agreement.

FAIR MARKET VALUE:                  As to any property, the price at which a willing seller would sell and a willing buyer would buy such property having full knowledge of the relevant facts, in an arm's-length transaction without time constraints, and without being under any compulsion to buy or sell, or the value otherwise agreed by the Members to be the Fair Market Value.

FISCAL YEAR:                        The fiscal and taxable year of the Company as determined under this Agreement, including both 12-month and short taxable years.

INITIAL OWNERSHIP:                  The relative Ownership Interest of the Members existing upon the execution of this Agreement entitling the holders thereof to all the benefits of ownership in the Company, but which Ownership
                                    Interests may be changed from time to time as set forth in this
                                    Agreement.

INTEREST:                           The Prime Rate as reported, at the time such rate is to be calculated, by the Chase Manhattan Bank, N.A., or any successor, plus two percent (2 %).

KAR:                                Kean Argovitz Resorts-Jamul, L.L.C., a Nevada limited liability company, and its Permitted Transferees (provided that any
                                    Transferee will become a substitute Member only in accordance with the Agreement).

KAR ADVANCES:                       The sum of $             , expended by KAR with respect to the Project
                                    as of the date of this Agreement, as provided and defined in Section
                                    5(c) of the Letter Agreement.

KAR LOAN:                           A loan of $970,000.00 from LACO to KAR, as provided and defined in the
                                    Letter Agreement.

LAJA:                               Lakes Jamul, Inc. a Minnesota corporation, and its Permitted
                                    Transferees (provided that any Transferee will become a substitute
                                    Member only in accordance with the Agreement).

LIABILITY:                          The obligation to pay any judgment, settlement, penalty, fine or expense (including reasonable attorneys' fees, experts' expenses and court costs) incurred with respect to any Proceeding.

LIQUIDATION:                        The process of terminating the Company and winding up its business under Article 12 after its Dissolution.

LOSSES:                             The Company's net loss (including deductions) for any Fiscal Year, determined under Section 5.1.

MAJORITY IN INTEREST:               More than 50% of the Ownership Interests.

MANAGER:                            Those Persons designated or appointed as Managers pursuant to this
                                    Agreement, and any other Person who becomes a successor or additional Manager of the Company pursuant to this Agreement.

MEMBER:                             A person who is an initial Member of the Company, or who is subsequently admitted as a substitute or an additional Member as provided in this Agreement.

NET SALES CASH:                     Cash receipts of the Company from a Capital Transaction, less payment of fees or expenses related to the Capital Transaction.

NOTICE:                             Written notice (including any communication or delivery),


                                    actually given pursuant to Section 14.8.

OWNERSHIP INTEREST:                 With respect to each Person owning an interest in the Company, all of the interests of such Person in the Company (including, without limitation, an interest in Profits and Losses of the Company, the right to receive Distributions, a Capital Account interest, and all other rights and obligations of such Person under this Agreement), expressed as a percentage (carried to the nearest one-thousandth of a percent, if other than an even percentage), as initially set forth in
                                    Section 1.2 and as subsequently changed in accordance with this
                                    Agreement.

PERMITTED TRANSFEREE:               A person described in Section 13.3 to whom an Ownership Interest may be transferred without compliance with a right of first refusal.

PERSON:                             An individual, corporation, trust, partnership, limited liability company, limited liability association, unincorporated organization, association or other entity.

PROCEEDING:                         Any threatened, pending or completed claim, action, suit or proceeding, whether formal or informal, and whether civil, administrative, investigative or criminal.

PROFITS:                            The Company's net profit (including income and gains) for any Fiscal
                                    Year, determined under Section 5.1.

PROJECT LOAN:                       A loan of in the principal amount of up to $60 Million from a financial institution or institutions, as provided and defined in the Letter
                                    Agreement.

REGULATIONS:                        The Treasury Regulations (including temporary regulations)
                                    promulgated under the Code, as amended from time to time
                                    (including corresponding provisions of succeeding regulations).

TAX LIABILITY:                      A Member's tax liability as defined in Section 9(b) of the Letter
                                    Agreement.

THIRD PARTY:                        With respect to any Member, a Person other than an Affiliate.

THIRD PARTY OFFER:                  A bonafide, non-collusive, binding, arm's-length written offer from a Third Party stated in terms of U.S. dollars.

TRANSFER:                           A sale, exchange, assignment or other disposition, whether voluntary or by operation of law.

TRANSFEREE:                         A person to whom an Ownership Interest is transferred.


TRANSFEROR:                         A person who transfers an Ownership Interest.

WITHDRAWAL:                         The occurrence of an event with respect to a Member which
                                    terminates membership in the Company, as provided in Section 11.2.